Exhibit 99.1

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
In the Matter of	)
	)	SUPERVISORY
	)	PROMPT CORRECTIVE
TENNESSEE COMMERCE BANK	)	ACTION DIRECTIVE
FRANKLIN, TENNESSEE	)
	)	FDIC-11-618 PCAS
)
)
(Insured State Nonmember Bank))
)

The Federal Deposit Insurance Corporation (“FDIC”) has determined that Tennessee Commerce Bank, Franklin, Tennessee (“Bank”), is a Critically Undercapitalized depository institution, as that term is defined in Section 38(b)(1)(E) of the Federal Deposit Insurance Corporation Act (“Act”), 12 U.S.C. 1831o(b)(1)(E), and Section 325.103(b)(5) of the FDIC Rules and Regulations, 12 C.F. R. § 325.103(b)(5).  Based on the September 30, 2011 Consolidated Reports of Condition and Income (“Call Report”), the Bank’s key capital ratios as of September 30, 2011 are as follows:  Total Risk-Based Capital Ratio is 2.34%; Tier 1 Risk- Based Capital Ratio is 1.17%; Tier 1 Leverage Ratio is 0.95%; and Tangible Equity Ratio is 0.95%.  The terms shall have the same meanings as in Section 325.2 of the FDIC Rules and Regulations, 12 C.F.R. § 325.2.

Based on the Call Report, the Bank’s capital condition is rapidly deteriorating.

Further, Bank management has not demonstrated the ability to return the Bank to a safe and sound condition.

The Bank’s rapidly deteriorating capital condition and the inability of Bank management to return the Bank to a safe and sound condition require that the FDIC immediately take prompt corrective action concerning the Bank.

Therefore, the FDIC finds it necessary, in order to carry out the purposes of Section 38 of the Act, to immediately issue without providing notice, this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE (“DIRECTIVE”) pursuant to the provisions of Section 38 of the Act, 12 U.S.C. § 1831o, and Section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2).

SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE

1.             IT IS HEREBY DIRECTED,

(a)           On or before Friday, December 2, 2011 the Bank shall increase the volume of capital to a level sufficient to restore the Bank to an “Adequately Capitalized” capital category as defined in Section 325.103(b)(2) of the FDIC Rules and Regulations, 12 CF.R. § 325.103(b)(2).

(b)           Any increase in Tier 1 capital necessary to meet the requirements of this DIRECTIVE may be accomplished by the following:

(i)                           the sale of common stock; or

(ii)                        the sale of noncumulative perpetual preferred stock; or

(iii)                     the direct contribution of cash by the board of directors and/or shareholders of the Bank; or

(iv)                    any other means acceptable to the Regional Director, FDIC, Dallas Regional Office (“Regional Director”).

(c)           Any increase in Tier 1 capital necessary to meet the requirements of this DIRECTIVE may not be accomplished through a deduction from the Bank’s allowance for loan and lease losses.

2.             IT IS FURTHER DIRECTED,

(a)           If all or part of the increase in Tier 1 capital required under this DIRECTIVE involves an offering, other than an offering deemed not to be a public securities offering, pursuant to 17 C.F.R. § 230.506, or as hereafter amended, of the Bank’s securities (including a distribution limited only to the Bank’s existing shareholders), the Bank shall prepare detailed offering materials fully describing the securities being offered, including an accurate description of the financial condition of the Bank and of this DIRECTIVE, as well as the circumstances giving rise to the offering, and any other material disclosures necessary to comply with the Federal securities laws.  Prior to the sale of the securities and in any event, prior to the dissemination of materials used in the sale of the securities, the materials shall be submitted to the FDIC, Accounting and Securities Disclosure Section, Room 6066, 550 17th Street, N.W., Washington, D.C. 20429, for review.  Any changes requested in the materials by the FDIC shall be made prior to their dissemination.  In addition, any terms and conditions of the issue of new securities shall be submitted to the Regional Director for prior approval.

(b)           In complying with the provisions of this DIRECTIVE, the Bank shall provide to any subscriber and/or purchaser of Bank stock written notice of any planned or existing development or other change which is materially different from what was disclosed in connection with the sale of Bank securities.  The written notice required by this paragraph shall be furnished within 10 days from the date such material development or change was planned or occurred, whichever is earlier, to every purchaser and/or subscriber of Bank stock who received or was tendered the information contained in the Bank’s original offering materials.

3.             IT IS FURTHER DIRECTED, in the event the Bank does not increase its Tier 1 capital in accordance with the requirements of Paragraph 1 of this DIRECTIVE, pursuant to Section 38(f)(2) of the Act, 12 U.S.C. § 1831o(f)(2), and Section 11(c)(5) of the Act, 12 U.S.C. § 1821(c)(5), the Bank shall immediately take any necessary action to result in the Bank’s:

(a)           acquisition by another insured depository institution holding company; or

(b)           merger with another insured depository institution.

4.             IT IS FURTHER DIRECTED, on or before November 15, 2011, the Bank shall submit an acceptable capital restoration plan to the Regional Director in accordance with Section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2).  The Bank’s capital restoration plan shall meet the requirements of Section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. § 325.104, and expressly provide, among other things, that at a minimum the Bank shall restore and maintain its capital to the levels identified in Paragraph 1(a) of this DIRECTIVE.

5.             IT IS FURTHER DIRECTED, that the Bank shall comply with all prompt corrective action provisions mandated by Section 38 of the Act, 12 U.S.C. § 1831o, including but not limited to the following:

(a)           Restriction on the compensation or bonuses paid to senior executive officers pursuant to Section 38(f)(4) of the Act, 12 U.S.C. § 1831o(f)(4);

(b)           Restriction on capital distributions pursuant to Section 38(d)(1) of the Act, 12 U.S.C. § 1831o(d)(1), as “capital distribution” is defined in Section 38(b)(2)(B) of the Act, 12 U.S.C. § 1831o(b)(2)(B);

(c)           Restriction on payment of management fees pursuant to Section 38(d)(2) of the Act, 12 U.S.C. § 1831o(d)(2), as “management fee” is defined in Section 325.2(n) of the FDIC’s Rules and Regulations, 12 C.F.R. § 325.2(n);

(d)           Restriction on asset growth pursuant to Section 38(e)(3) of the Act, 12 U.S.C. § 1831o(e)(3);

(e)           Receive prior approval by the FDIC, pursuant to Section 38(e)(4) of the Act, 12 U.S.C. § 1831o(e)(4), before the Bank directly or indirectly:

(i)                           acquires any interest in any company or insured depository institution;

(ii)                        establishes or acquires any additional branch office; or

(iii)                     engages in any new line of business.

6.             IT IS FURTHER DIRECTED,

(a)           During the period this DIRECTIVE is in effect, the Bank shall not engage in any activities and or enter into any material transactions, other than in the usual course of business, including any investment, expansion, acquisition, sale of assets, or other similar action with respect to which the Bank is required to provide notice to the FDIC pursuant to Section 38(i)(2)(A) of the Act, 12 U.S.C. § 1831o(i)(2)(A), and Section 325.105(a)(4)(A) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105(a)(4)(A).

7.             IT IS FURTHER DIRECTED,

(a)           During the period this DIRECTIVE is in effect, the Bank shall not accept, renew or rollover any brokered deposits as defined in Section 337.6(a)(2) of the FDIC Rules and Regulations, 12 C.F.R. § 337.6(a)(2), pursuant to the provisions of Section 337.6(b)(3)(i) of the FDIC Rules and Regulations, 12 C.F.R. § 337.6(b)(3)(i).

(b)           During the period this DIRECTIVE is in effect, the Bank shall restrict the interest rates the Bank pays on deposits to comply with the interest rate restrictions in Section   337.6 of the FDIC Rules and Regulations, 12 C.F.R. § 337.6.

(c)           During the period this DIRECTIVE is in effect, the Bank shall not make any payment of principal or interest on the institution’s subordinated debt pursuant to Section  38(h)(2) of the Act, 12 U.S.C. § 1831o(h)(2), and Section 325.105(a)(4)(H).

8.             IT IS FURTHER DIRECTED,

(a)           During the period this DIRECTIVE is in effect, the Bank shall not amend its charter or bylaws, except to the extent necessary to carry out any other requirement of any law, regulation or order pursuant to Section 38(i)(2)(C) of the Act, 12 U.S.C. § 1831o(i)(2)(C), and Section 325.105(a)(4)(C) of the FDIC Rules and Regulations, 12 C.F.R, § 325.105(a)(4)(C).

(b)           During the period this DIRECTIVE is in effect, the Bank shall not engage in any covered transaction (as defined in Section 23A(b) of the Federal Reserve Act) pursuant to Section 38(i)(2)(E) of the Act, 12 U.S.C. § 1831o(i)(2)(E), and Section 325.105(a)(4)(E) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105(a)(4)(E).

(c)           During the period this DIRECTIVE is in effect, the Bank shall not make any material change in its accounting methods pursuant to Section 38(i)(2)(D) of the Act, 12 U.S.C. § 1831o(i)(2)(D), and Section 325.105(a)(4)(D) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105(a)(4)(D).

(d)           During the period this DIRECTIVE is in effect, the Bank shall not extend any credit for any highly leveraged transaction pursuant to Section 38(i)(2)(B) of the Act, 12 U.S.C. § 1831o(i)(2)(B), and Section 325.105(a)(4)(B) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105(a)(4)(B).

(e)           During the period this DIRECTIVE is in effect, the Bank shall not pay any interest on new or renewed liabilities at a rate that would increase the institution’s weighted average cost of funds to a level significantly exceeding the prevailing rates of interest on insured deposits in the institution’s normal market areas pursuant to Section 38(i)(2)(G) of the Act,

(f)            12 U.S.C. § 1831o(i)(2)(G), and Section 325.105(a)(4)(G) of the FDIC Rules and Regulations, 12 C.F.R. § 325.105(a)(4)(G).

(g)           During the period this DIRECTIVE is in effect, the Bank shall not extend, directly or indirectly, any additional credit to or for the benefit of any borrower whose existing credit is classified Substandard, Doubtful or Loss.  The requirements of this paragraph shall not prohibit the Bank from renewing credit already extended to a borrower after full collection, in cash, of interest due from the borrower.

(h)           During the period this DIRECTIVE is in effect, the Bank shall not declare or pay any cash dividend without the prior written approval of the FDIC.

(i)            During the period this DIRECTIVE is in effect, the Bank shall not purchase any securities that have not been rated investment quality by two nationally recognized rating services and shall not accept any securities as collateral for new loans that have not been rated investment quality by two nationally recognized rating services.

9.             IT IS FURTHER DIRECTED that the provisions of this DIRECTIVE shall remain effective and enforceable until the Bank has been adequately capitalized on average for four consecutive calendar quarters, except to the extent that any provision has been modified, terminated, suspended or set aside by the FDIC.

10.           IT IS FURTHER DIRECTED that on or before November 15, 2011 and by the 15th day of every month thereafter, the Bank shall provide written reports to the Regional Director specifically detailing the extent of the Bank’s compliance with this DIRECTIVE and further specifically detailing the required corrective actions being taken by the Bank to secure full compliance with this DIRECTIVE.

11.           IT IS FURTHER DIRECTED, after the effective date of this DIRECTIVE, the Bank shall send to its shareholders a description of this DIRECTIVE:

(a)           in conjunction with the Bank’s next shareholder communication, and also

(b)           in conjunction with its notice or proxy statement preceding the Bank’s next shareholder meeting.

The description shall fully describe this DIRECTIVE in all material respects.  The description and any accompanying communication, statement, or notice shall be sent to the FDIC, Accounting and Securities Disclosure Section, Room 6066, 550 17th Street, N.W., Washington, D.C. 20429, for review prior to dissemination to shareholders.  Any changes requested to be made by the FDIC shall be made prior to dissemination of the description, communication, notice or statement.

12.           Pursuant to Section 308.201(a)(2) of the FDIC’s Rules of Practice and Procedure, 12 C.F.R. § 308.201(a)(2), the Bank may file a written appeal of this DIRECTIVE to the FDIC.  Such an appeal must be received by the FDIC within 14 calendar days of the issuance of this DIRECTIVE.

The appeal should include:

(a)           an explanation why this DIRECTIVE is not an appropriate exercise of discretion under Section 38 of the Act, 12 U.S.C. § 1831o;

(b)           any recommended modification of this DIRECTIVE; and

(c)           any other relevant information, mitigating circumstances, documentation, or other evidence in support of the position of the Bank regarding this DIRECTIVE.

The appeal shall be filed with Kristie K. Elmquist, Acting Regional Director, Federal Deposit Insurance Corporation, Memphis Area Office, 5100 Poplar Avenue, Suite 1900, Memphis, TN 38137, with a copy to Stephen C. Zachary, Regional Counsel, Federal Deposit Insurance Corporation, Dallas Regional Office, 1601 Bryan Street, 37th Floor, Dallas, Texas 75201.

The FDIC shall consider any such appeal, if filed in a timely manner, within 60 days of receiving the appeal.  While the appeal is pending, the DIRECTIVE shall remain in effect unless the FDIC, in its sole discretion, shall stay the effectiveness of the DIRECTIVE.

13.           IT IS FURTHER DIRECTED that the provisions of this DIRECTIVE shall be binding upon the Bank, its directors, officers, employees, agents, its institution-affiliated parties, successors and assigns.

14.           IT IS FURTHER DIRECTED that this DIRECTIVE shall become effective immediately upon issuance by the FDIC.

Pursuant to delegated authority.

Dated this 2nd day of November 2011.

/s/ Joseph A. Meade
for Kristie K. Elmquist
Acting Regional Director
Dallas Region
Division of Risk Management Supervision
Federal Deposit Insurance Corporation